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                                                                      EXHIBIT 11

                           Software AG Systems, Inc.
                       Computation of Earnings Per Share


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
                                                                           Predecessor        Successor
                                                                          -------------      ------------
                                                                           Three months      Three months
                                                                              ended             ended
                                                                             Mar. 31,          Mar. 31,
                                                                               1997              1998
                                                                          -------------      ------------
                                                                          (in thousands, except for per
                                                                               share dollar amounts)
Weighted average common shares outstanding............................           24,338            29,517
Effect of dilutive securities.........................................            1,556             1,974
                                                                         --------------     -------------
Weighted average common shares outstanding - assuming dilution........           25,894            31,491
                                                                         ==============     =============

Calculation of net income per share:
  Net income..........................................................   $        1,373     $       5,390
                                                                         --------------     -------------
  Net income per share................................................   $         0.06     $        0.18
                                                                         --------------     -------------
  Net income per share - assuming dilution............................   $         0.05     $        0.17
                                                                         ==============     =============
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